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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Penson Worldwide, Inc.
Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 22, 2005, relating to the consolidated financial statements of Penson worldwide, Inc., which is contained in that Prospectus, and of our report dated September 22, 2005, relating to the schedules, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/S/ BDO SEIDMAN, LLP
BDO Seidman, LLP
Dallas, Texas

September 22, 2005